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                      CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated June 23, 1999 on Mitchell Hutchins LIR Select Money Fund, in this Registration Statement (Form N-1A No. 333-52965) of Mitchell Hutchins LIR Money Series (formerly Mitchell Hutchins Institutional Series).


                                          /s/ ERNST & YOUNG LLP

                                              ERNST & YOUNG LLP

New York, New York
August 31, 1999